UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010 (December 17, 2010)

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040

Registrant’s telephone number, including area code (86)-10-6860-8335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on December 17, 2010 at Floor 10, Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing, People’s Republic of China. Of the 10,558,264 common shares issued and outstanding as of the record date, 5,337,270 shares (approximately 50.5% of shares outstanding) were present or represented by proxy at the meeting. The Company’s stockholders elected all of management’s nominees to the Company’s Board of Directors, specifically: Han Daqing, Zhu Lian, Li Ming, Pan Guobin, and Cheng Guanghui. The results of the voting on the matter submitted to the stockholders are as follows:

To elect five directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected or appointed and qualified.

Name	Votes For	Votes Withheld
Han Daqing	5,241,981	95,289
Zhu Lian	5,142,399	194,871
Li Ming	5,142,499	194,771
Pan Guobin	5,238,881	98,389
Cheng Guanghui	5,141,130	196,140

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: December 21, 2010	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer